Exhibit 10.45

SECURITY AND INTERCREDITOR AGREEMENT

This SECURITY AND INTERCREDITOR AGREEMENT (this “Security Agreement”) is dated as of February 22, 2022 by and among ConnectM Technology Solutions, Inc., a Delaware limited liability company (the “Borrower”), each of the undersigned Persons who have acquired Notes (as defined below) of the Borrower (collectively the “Lenders”).

Pursuant to that certain Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower and the Lenders, the Lenders have agreed to make loans to the Borrower, upon the terms and subject to the conditions set forth therein, to be evidenced by promissory notes (the “Notes”) issued by the Borrower thereunder. In order to induce each Lender to extend the credit evidenced by the Notes, Borrower has agreed to enter into this Security Agreement and to grant to the Lenders, the security interest in the Collateral described below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lenders to make their loans to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Lenders as follows:

Section 1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

(a)	“Affiliate” means, with respect to any holder of the Notes, any person directly or indirectly controlling, controlled by, or under common control with such holder.
(b)

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Delaware; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Delaware, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

(c)	“Collateral” shall have the meaning ascribed to it in Section 2.
(d)	“Encumbrances” The security interests granted by Borrower in or to any types (or items) of Borrower’s Collateral, to or in favor of any one or more of the Parties.
(e)

“Event of Default” shall be deemed to have occurred if: (i) the Borrower fails to pay any installment of principal or interest on any Note when due and such failure continues for a period of thirty (30) days after the due date; (ii) the Borrower breaches any material covenant or other term or condition of the Notes or the Credit Agreement, which breach results in a material adverse effect to the Lenders and such breach, if capable of cure, continues for a period of thirty (30) days after the Borrower shall have received written notice of such breach from any Lender; (iii) any representation or warranty of the Borrower made in any agreement, statement or certificate given in writing pursuant the Credit Agreement or in connection therewith shall be shown to have been deliberately false or misleading and, if capable of cure, shall not be cured for a period of forty-five (45) days after the Borrower shall have received written notice of such false or

Security and Intercreditor Agreement	Page 1

misleading representation or warranty from any Lender; (iv) the Borrower becomes bankrupt, commits any act of bankruptcy, becomes the subject of any proceedings or action, including actions of any regulatory agency or any court, relating to bankruptcy or insolvency, or makes an assignment for the benefit of its creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of its obligations, which, in any case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (v) any money judgment, writ or similar final process shall be entered or filed against the Borrower or any of its property or other assets (a) for more than $1,000,000, or (b) which grants injunctive relief that results, or creates a material risk of resulting in a material adverse effect upon the Borrower and, in either case, shall remain unvacated, unbonded or unstayed for a period of ninety (90) days; (vi) the Borrower shall fail to make any payment when due (taking into effect any applicable grace or cure periods) of any other Indebtedness (as defined in the Credit Agreement), or fail to perform or observe the terms of any agreement or instrument related to any Indebtedness and such failure shall cause the acceleration of such Indebtedness or (vii) the Borrower asserts that this Security Agreement is invalid or unenforceable, in whole or in part, or the Lenders shall cease to have a perfected security interest in any of the Collateral pari passu with the other holders of Notes prior to other holders of security interests in the Collateral, and provided that, the foregoing notwithstanding, the security interests of the holders of Notes may be subordinate to any Permitted Liens.

( )	“Note(s)” shall have the meaning ascribed to it in the Recitals.
(a)

“Obligations” shall mean the unpaid principal amount of, and interest on, the Notes and all other obligations and liabilities of the Borrower to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with, the Credit Agreement, the Notes or this Security Agreement and any other document executed and delivered in connection therewith or herewith and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing, of the Borrower to the Lenders, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Lenders) or otherwise, and with respect to the foregoing, whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(b)	“Permitted Liens” shall have the meaning ascribed to it in the Credit Agreement.
(c)

“Pro Rata Share” shall mean, when calculating a Lender’s portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the amount of all outstanding principal and accrued but unpaid interest on such Lender’s Note and (ii) the denominator of which is the the amount of all aggregate outstanding principal and accrued but unpaid interest on all Notes issued under the Credit Agreement.

(d)	“Credit Agreement” shall have the meaning ascribed to it in the Preamble.
(e)	“Required Interests” shall have the meaning ascribed to it in Section 11(a).

Security and Intercreditor Agreement	Page 2

(l)	“Security Agreement” shall mean this Security and Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time.

Unless otherwise defined herein, all terms used herein which are defined in the Code shall have the meaning ascribed to them in the Code.

Section 2. Grant of Security Interest. As security for the Obligations, the Borrower hereby pledges to the Lenders and grants to the Lenders, for the ratable benefit of the Lenders, a security interest, subject to Section 5 hereof, in all right, title and interests of the Borrower (but none of the obligations or liabilities with respect thereto) in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired or arising and wherever located (collectively, the “Collateral”) and except with respect to the Permitted Liens. Borrower hereby agrees to prepare and file in the appropriate jurisdictions, financing statements, amendments and continuation statements under the Code, with the intent of perfecting, to the greatest extent possible, the security interest of the Lenders in the Collateral.

Section 3. General Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the Borrower is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in the Collateral, will be the owner thereof) and that no other person has (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights therein, will have) any material right, title, claim or interest (by way of Encumbrance or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) Borrower has rights in or the right, power and authority to grant a security interest in the Collateral to the Lenders in the manner provided herein, free and clear of any other liens, adverse claims and options other than Permitted Liens (c) no other lien, adverse claim or option has been created by Borrower or is known by Borrower to exist with respect to any Collateral, other than Permitted Liens, (d) upon the filing of financing statement(s) in the requisite jurisdiction(s) and copies of this Security Agreement with the United States Patent and Trademark Office, as applicable, the Lenders (including in the case of after-acquired Collateral, at the time the Borrower acquires rights therein, other than any foreign patents, trademarks or copyrights) will have, subject to Section 5 hereof, a perfected security interest the Collateral, except for Permitted Liens; (e) to the Borrower’s knowledge, each account, contract right, item of chattel paper, instrument and other right to payment constituting Collateral is genuine and enforceable against the party obligated to pay the same; and (f) all information heretofore, herein or hereafter supplied to the Lenders by or behalf of the Borrower with respect to the Collateral is true and correct.

Section 4. Borrower’s Covenants. The Borrower covenants and agrees with the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full:

(a)

Further Documentation; Pledge of Collateral. Borrower hereby authorizes and directs each Lender to prepare and file in each office determined by each such Lender to be appropriate, financing statements, amendments and continuation statements under the Code, with the intent of perfecting, to the greatest extent possible, the security interest of the Lenders in the Collateral. At any time and from time to time, upon the written request of each such Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as each such Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. Borrower will at all times promptly notify the Lenders of any condition or event that may change the proper location for the filing of any financing statements or other public notice or

Security and Intercreditor Agreement	Page 3

recordings for the purpose of perfecting a security interest in the Collateral.

(b)

Reimbursement; Indemnification. The Borrower shall reimburse the Lenders upon demand for any reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, that such party may incur in connection with confirming, perfecting and preserving the security interest created under this Security Agreement, and while exercising any remedy provided by this Security Agreement or by law upon an Event of Default after the expiration of any applicable cure period, all of which costs and expenses are included in the Obligations secured hereby. The Borrower agrees to pay, and to save the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. The foregoing indemnification shall not apply to any liabilities, costs, or expenses of any indemnified party resulting directly from the gross negligence, actual willful misconduct or bad faith of such indemnified party.

(c)

Maintenance of Records. The Borrower will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For the Lenders’ further security, the Borrower hereby grants to the Lenders, for the ratable benefit of the Lenders, a security interest in all of the Borrower’s books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Borrower shall turn over any such books and records to the Lenders or to their representatives during normal business hours at the written request of the Lenders.

(d)

Right of Inspection. Upon the occurrence and during the continuance of an Event of Default, the Lenders shall at all times have full and free access during normal business hours, and upon reasonable prior notice, to all the books of record and account of the Borrower, and the Lenders or their representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Lenders, at the Borrower’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto; provided that each such Lender and its representatives execute and deliver to the Borrower a confidentiality and non-disclosure agreement in a form reasonably acceptable to the Borrower and such Lender. The Lenders, acting jointly, shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any activities related to the further development or exploitation of the Collateral are conducted for the purpose of inspecting the same or otherwise protecting their interests therein. Anything to the contrary notwithstanding, the Borrower shall not be required to provide access to any of the foregoing on more than one (1) occasion per calendar year absent to occurrence and continuance of an Event of Default which has not be cured or waived.

(e)

Compliance with Laws, etc. The Borrower will comply in all material respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Borrower’s business; provided, however, that the Borrower may contest any such law, rule, regulation or order in any reasonable manner which shall not adversely affect

Security and Intercreditor Agreement	Page 4

the Lenders’ rights or the priority of their liens on the Collateral.

(f)

Payment of Obligations. The Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower’s books in accordance with generally accepted accounting principles.

(g)

Limitation on Liens on Collateral. Other than Permitted Liens, the Borrower will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral and will defend the right, title and interest of the the Lenders in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

(h)

Preservation and Limitations on Dispositions of Collateral. The Borrower hereby agrees to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Encumbrance granted to the Lenders therein and the perfection and priority of such Encumbrance, provided that, notwithstanding the foregoing, the Borrower may sell, lease, transfer, license or otherwise dispose of any of the Collateral in the ordinary course of business consisting of (i) the sale of inventory, (ii) sales of worn-out or obsolete equipment, and (iii) non-exclusive licenses and similar arrangements for the use of the property of the Borrower. The Borrower shall maintain or cause to be maintained in good repair and condition, excepting ordinary wear and tear and damage by fire or other casualty, all of the Collateral, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end.

(i)

Further Identification of Collateral. The Borrower will furnish to the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lenders may reasonably request in writing, all in reasonable detail.

(j)	Insurance. The Corporation shall carry insurance covering its properties and business customary for the type and scope of its properties and business.

Section 5. Lenders’ Covenants. The Lenders covenant and agree with the Borrower that, from and after the date of this Security Agreement until the Obligations are performed or paid in full, the Lenders’ security interest in the Collateral shall be subordinate, and the Lenders’ shall take all such reasonable actions to make their security interests in the Collateral subordinate to any future security interest or interests in the Collateral which qualify as Permitted Liens. Upon the full payment or conversion of all amounts due under or arising in connection with the Notes, each Lender agrees to use its best efforts to cause the prompt termination of any outstanding financing statements and other similar instruments.

Section 6. Performance by Lenders of Borrower’s Obligations. If the Borrower fails to perform or comply with any of its agreements contained herein and the the Lenders, as provided for by

Security and Intercreditor Agreement	Page 5

the terms of this Security Agreement, shall themselves perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lenders incurred in connection with such performance or compliance, together with interest thereon at a rate per annum set forth in the Notes shall be payable by the Borrower to the Lenders on demand and shall constitute Obligations secured hereby.

Section 7. Remedies.

(a)

If an Event of Default shall occur and be continuing, all amounts owing under the Notes shall become due and payable and, upon the written consent of holders of Notes representing a majority of the then outstanding aggregate principal amount of the Notes, such holders may exercise on behalf of all of the Lenders, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code; provided, however, such rights shall be subordinate to any rights granted to any permitted senior creditor(s) of the Borrower. The Borrower further agrees, at the such holders’ request, but subject to any rights granted to any permitted senior creditor(s) of the Borrower, to assemble the Collateral and make it available to the such holders at Borrower’s premises.

(b)

Subject to the rights of any permitted senior creditor(s) of the Borrower, the proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the such holders at the time of or received by any of such holders after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)

First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by the Lenders;

(ii)

Second, to the payment to each Lender of the amount then owing or unpaid on such Lender’s Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal); and

(iii)	Third, to the payment of the surplus, if any, to the Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

In the event that a Lender receives payments or distributions in excess of its Pro Rata Share, then such Lender shall hold in trust all such excess payments or distributions for the benefit of the other Lenders and shall promptly pay such amounts held in trust to the other Lenders in accordance with this Agreement. All payments made by such holder hereunder shall be made to the accounts of the other Lenders as such other Lenders may designate by written notice to such holder.

(c)

To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Lenders arising out of the exercise by the Lenders of any of their rights hereunder, provided that such release shall not apply to any claim,

Security and Intercreditor Agreement	Page 6

damage or demand resulting directly from the gross negligence, actual willful misconduct or bad faith of the Lenders or any breach by any such Lenders of this Security Agreement.

Section 8. Limitation on Duties Regarding Preservation of Collateral. The Lenders’ sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in their possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as such parties deal with similar property for their own account. Neither the Lenders nor any of their directors, officers, members, managers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower. None of the Lenders shall be required to make any demand upon, or pursue or exhaust any of their rights or remedies against Borrower or any other guarantor with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any collateral threfor or any direct or indirect guarantee thereof. None of the Lenders shall be required to marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, and all of its rights hereunder and under any Transaction Document (as defined in the Credit Agreement) shall be cumulative. To the extent it may lawfully do so, Borrower and each guarantor absolutely and irrevocably waive and relinquish the benefit and advantage of, and covenants not to assert against the Lenders, any valuation, stay, appraisement, extension, redemption or similar laws now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or deree of any court, or privately under the power of sale conferred by this Security Agreement or otherwise.

Section 9. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 10. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 12. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and Lenders holding a majority in original principal amount of the Notes (the “Majority Holders”), provided that any provision of this Security Agreement may be amended or waived by the Majority Holders, on behalf of all, but not less than all of the Lenders, in a written letter or agreement executed by the Majority Holders or electronic transmission from the Majority Holders. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Lenders and their respective successors and assigns.

Section 13. Borrower’s Waivers. Until the obligations of the Borrower to the Lenders under the Notes have been paid in full, and except as otherwise provided herein, the Borrower hereby waives its rights to presentment, protest and notice of protest.

Section 14. Assignability. This Agreement shall be binding on the Borrower and its successors and assigns, and shall benefit each Lender and their successors and permitted assigns. The Borrower may

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not assign this Agreement or any of its rights or obligations hereunder, whether voluntarily, by operation of law, or otherwise, without the prior written consent of the Majority Holders.

Section 15. Entire Agreement. This Agreement and the other agreements referenced herein and therein contain the entire security agreement between the Lenders and the Borrower. This Agreement may be modified, amended, superseded or canceled, only by a written instrument executed by the Borrower and the Majority Holders (with respect to all of the Lenders).

Section 16. Jury Trial. EACH PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY IS SUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT.

Section 17. Notices. All notices and demands required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by e-mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, but in either case only if a confirmation copy of such notice or demand is concurrently sent or delivered in a manner provided for in subsection (i), (iii) or (iv) of this paragraph; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or the exhibits hereto or at such other address as such party may designate by advance written notice to the other parties hereto.

Section 18. Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

Section 19. Term. This Security Agreement shall automatically terminate upon full payment of all obligations under the Notes.

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Security and Intercreditor Agreement	Page 8

IN WITNESS WHEREOF, the undersigned have duly executed this Security and Intercreditor Agreement as of the date first above written.

BORROWER:

ConnectM Technology Service, Inc.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	CEO

[LENDERS’ SIGNATURES FOLLOW]

Security and Intercreditor Agreement

LENDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of a Secured Promissory Note and Warrants to purchase Common Stock of ConnectM Technology Solutions, Inc. (the "Corporation"). This page constitutes the signature page for each of (i) the Credit Agreement (the "Credit Agreement") for the purchase of a Note in the original principal amount set forth below (the "Note") together with a Warrant to purchase shares of the Corporation's Common Stock, $0.0001 par value per share ("Common Stock"), and (ii) the Security and Intercreditor Agreement in which the Corporation shall grant a security interest in certain of the Corporation's business assets to the holders of the Notes issued pursuant to the Credit Agreement (the "Security Agreement"). Upon acceptance below by the Coiporation, the undersigned hereby authorizes this signature page to be attached as counterparts to and agrees to be bound by the terms of the aforementioned Credit Agreement and the Security and Intercreditor Agreement.

Arumilli LLC		$400,000
(Print or Type Name of Lender)		Principal Amount of Note Purchased

By:	/s/ Subba Arumilli	SARUMILLI@HOTMAIL.COM
	(Sign here)	E-mail Address

Name:	Subba Arumilli

Title:	Manager

732-423-1458
Telephone Number

Lender's Address (Residence):		Preferred Address for receiving communications:

11 Schanck Drive		11 Schanck Drive
Address		Address

Credit Agreement and Security and Intercreditor Agreement	Lender Signature Page

LENDER SIGNATURE PAGE

IN WITNESS WHEREOF, the undersigned has executed this Agreement for the purchase of a Secured Promissory Note and Warrants to purchase Common Stock of ConnectM Technology Solutions, Inc. (the "Corporation"). This page constitutes the signature page for each of (i) the Credit Agreement (the "Credit Agreement") for the purchase of a Note in the original principal amount set forth below (the "Note") together with a Warrant to purchase shares of the Corporation's Common Stock, $0.0001 par value per share ("Common Stock"), and (ii) the Security and Intercreditor Agreement in which the Corporation shall grant a security interest in certain of the Corporation's business assets to the holders of the Notes issued pursuant to the Credit Agreement (the "Security Agreement"). Upon acceptance below by the Corporation, the undersigned hereby authorizes this signature page to be attached as counterparts to and agrees to be bound by the terms of the aforementioned Credit Agreement and the Security and Intercreditor Agreement.

SriSid LLC		$ 1,000,000
(Print or Type Name of Lender)		Principal Amount of Note Purchased

By:	/s/Sudheer Doupaty	doupatya,gmail.com
	(Sign here)	E-mail Address

Name:	Sudheer Doupaty

Title:	Manager

304-845-3524
Telephone Number

Lender's Address (Residence):
Preferred Address for receiving communications:

18 Barriongton Drive		18 Barriongton Drive
Address		Address

Address		Address

Wheeling, West Virginia-26003		Wheeling. West Virginia-26003
City/State/7JP Code		City/State/ZIP Code

Credit Agreement and Security and Intercreditor Agreement	Lender Signature Page

ATTACHMENT 1

TO SECURITY AND INTERCREDITOR AGREEMENT

All right, title, interest, claims and demands of the Borrower in and to all of its assets, tangible or intangible, including without limitation the following property, whether now owned or existing or hereafter acquired or arising, as applicable:

(i)All goods and equipment, including, without limitation, computer equipment, office equipment, machinery, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(ii)All inventory, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Borrower’s books relating to any of the foregoing;

(iii)All contract rights, general intangibles, health care insurance receivables, payment intangibles, intellectual property and intellectual property rights, now owned or hereafter acquired or arising, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media;

(iv)All accounts, accounts receivable or other rights to payment, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology, the rendering of services by Borrower or otherwise (subject, in each case, to the contractual rights of third parties to require funds received by Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, security and other supporting obligations therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s books relating to any of the foregoing;

(v)All documents, cash, deposit accounts (net of funds necessary to meet the Borrower’s payroll requirements and net of ordinary business expenses necessary to preserve and maintain the Collateral), letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Borrower’s books relating to the foregoing;

(vi)All other tangible and intangible personal property

Security and Intercreditor Agreement	Attachment I

( )All books and records relating to the foregoing Collateral and all equipment containing such books and records (including, without limitation, computer data and storage media); and

(i)Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.

[End of Attachment I]

Security and Intercreditor Agreement	Attachment I